EXHIBIT 23.1

                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


As independent public accountants, we hereby consent to the incorporation of our report dated October 10, 1997, included in this form 8-K, into Mercury Finance Company's previously filed Form S-8 Registration Statement File Nos. 33-28513 and 33-28693 and Form S-8 Registration Statement dated June 26, 1989 and Form S-8A dated July 6, 1989.


                                   /s/ Arthur Andersen LLP


Chicago, Illinois
October 29, 1997